EXHIBIT 3.1 - AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                   WWAP, INC.

         WWAP, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of this corporation is WWAP, Inc. (the "Corporation"). The date of filing of its original Certificate of Incorporation with the Secretary of State of Delaware was July 15, 2004, under the name WWAP, INC.

         2. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this Corporation by, among other things, increasing the authorized capital of the Corporation.

         3. This Amended and Restated Certificate of Incorporation was duly adopted by written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         4. The text of the Certificate of Incorporation, as amended and restated heretofore, is further amended and restated to read in its entirety as follows:

                                   ARTICLE I

                                      NAME

                  The name of the Corporation shall be WWAP, Inc.

                                   ARTICLE II

                       REGISTERED OFFICE; REGISTERED AGENT

                  The registered agent and registered office of the Corporation is The Corporation Trust Company, 1209 Orange Street, Wilmington, Newcastle County, Delaware.
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EXHIBIT 3.1 - AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                   ARTICLE III

                                CORPORATE POWERS

                  The purposes of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

                               AUTHORIZED CAPITAL

         Section 4.1. CLASSES OF STOCK The total number of shares of all classes of stock which the Corporation shall have authority to issue is one hundred and ten million (110,000,000), which are divided into one hundred million (100,000,000) shares of common stock, par value $0.01 per share (the "Common Stock") and ten million (10,000,000) shares of preferred stock, par value $0.01 (the "Preferred Stock").

         Section 4.2. PREFERRED STOCK. Shares of the Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation (the "Board of Directors") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

                                   ARTICLE V

                               BOARD OF DIRECTORS

                  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of three directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist of one director. The term of the initial Class I director shall terminate on the date of the 2005 annual meeting of stockholders; the term of the initial Class II director shall terminate on the date of the 2006 annual meeting of stockholders and the term of the initial Class III director shall terminate on the date of the 2007 annual meeting of stockholders. At each annual meeting of stockholders beginning in 2005, successors to the class of director whose term expires at the annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the
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EXHIBIT 3.1 - AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify for office, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, however resulting, may be filled only by an affirmative vote of the majority of the directors then in office, even if less than a quorum, or by an affirmative vote of the sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Section 4.2 applicable thereto, and such directors so elected shall not be divided into classes pursuant to this
Article V unless expressly provided by such terms.

                                   ARTICLE VI

                              REMOVAL OF DIRECTORS

                  Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by (i) the affirmative vote of the holders of a majority of the outstanding securities of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this Article VI as one class or (ii) the affirmative vote of a majority of the total number of directors of the Corporation.

                                  ARTICLE VII

                                 WRITTEN BALLOT

                  Elections of directors at an annual or special meeting of stockholders shall be by written ballot unless the By-Laws of the Corporation shall otherwise provide.

                                  ARTICLE VIII

                         SPECIAL MEETING OF STOCKHOLDERS

                  Special meetings of the stockholders of the Corporation for any purposes may be called at any time by the Chairman of the Board of Directors, if one be elected, the Chief Executive Officer, the President or by the Board of Directors pursuant to a resolution approved by a majority of the total number of directors of the Corporation if there were no vacancies. Special meetings of the stockholders of the Corporation may not be called by any other person or persons.
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EXHIBIT 3.1 - AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

ARTICLE IX

                                    OFFICERS

                  The officers of the Corporation shall be chosen in such manner, shall hold their offices for such terms and shall carry out such duties as are determined solely by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

                                   ARTICLE X

                INDEMNIFICATION; LIMITATION OF DIRECTOR LIABILITY

                  The Corporation shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to or otherwise involved in any action, suit or proceeding (whether civil, criminal, administrative or investigative), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article XI shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

                                   ARTICLE XI

                              AMENDMENT OF BY-LAWS

                  Except to the extent that the By-Laws or this Certificate of Incorporation otherwise provides, the Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation, upon the affirmative vote of a majority of the total number of directors of the Corporation if there were no vacancies. In addition to any requirements of law and any other provision of this Certificate of Incorporation, the stockholders of the Corporation may adopt, amend, alter or repeal any provision of the By-Laws upon the affirmative vote of at least fifty percent (50%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
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EXHIBIT 3.1 - AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                  ARTICLE XII

                    AMENDMENT OF CERTIFICATE OF INCORPORATION

                  Notwithstanding any other provision of this Certificate of Incorporation, the affirmative vote of at least fifty percent (50%) of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend, alter, change or repeal, or to adopt any provisions as part of this Certificate of Incorporation or as part of the Corporation's By-Laws inconsistent with the purpose and intent of Articles V (Board of Directors), VI (Removal of Directors), VII (Special Meeting of Stockholders), X (Indemnification; Limitation of Director Liability), XI (Amendment of By-Laws) and this Article XII (Amendment of Certificate of Incorporation).

                                  ARTICLE XIII

                             ADDRESS OF INCORPORATOR

The name and the mailing address of the incorporator are as follows:

         NAME                           MAILING ADDRESS
         ----                           ---------------

         Steven Schuster                c/o McLaughlin & Stern, LLP
                                        260 Madison Avenue, 18th Floor
                                        New York, New York 10016

         IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation this 6th day of October, 2004.


                                                  /s/ Moshe Ofer
                                                  ------------------------------
                                                  Moshe Ofer, President